EXHIBIT 7

Legal Title of Bank: Bank One Trust Company, N.A.  Call Date: 9/30/01
Address:             100 Broad Street              Vendor ID: D
City, State  Zip:    Columbus, OH 43271            Transit #: 4400003
State #:  391581   FFIEC 041
Cert #:   21377    Page RC-1

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR SEPTEMBER 30, 2001

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET


                                                                                Dollar Amounts
                                                                                  in thousands     CO     BIL MIL THOU
                                                                                --------------   ------   ------------
ASSETS
1.  Cash and balances due from depository institutions (from Schedule RC-A):
    a. Noninterest-bearing balances and currency and coin (1)...................                   0081        297,128     1.a
    b. Interest-bearing balances (2)............................................                   0071              0     1.b
2.  Securities:
    a. Held-to-maturity securities(from Schedule RC-B, column A)................                   1754              0     2.a
    b. Available-for-sale securities (from Schedule RC-B, column D).............                   1773            863     2.b
3.  Federal funds sold and securities purchased under agreements to resell......                   1350      1,457,726     3
4.  Loans and lease financing receivables:(from Schedule RC-C):
    a. Loans and leases held for sale...........................................                   5369              0     4.a
    b. Loans and leases, net of unearned income.................................B528   147,723                             4.b
    c. LESS: Allowance for loan and lease losses................................3123       194                             4.c
    d. Loans and leases, net of unearned income and allowance
         (item 4.b minus 4.c)...................................................                   B529        147,529     4.d
5.  Trading assets (from Schedule RC-D).........................................                   3545              0       5
6.  Premises and fixed assets (including capitalized leases)....................                   2145         17,587       6
7.  Other real estate owned (from Schedule RC-M)................................                   2150              0       7
8.  Investments in unconsolidated subsidiaries and associated
       companies (from Schedule RC-M)...........................................                   2130              0       8
9.  Customers' liability to this bank on acceptances outstanding................                   2155              0       9
10. Intangible assets
    a. Goodwill.................................................................                   3163              0    10.a
    b. Other intangible assets (from Schedule RC-M).............................                   0426          9,759    10.b
11. Other assets (from Schedule RC-F)...........................................                   2160        763,544    11
12. Total assets (sum of items 1 through 11)....................................                   2170      2,694,136    12

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(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.

Legal Title of Bank: Bank One Trust Company, N.A.  Call Date: 9/30/01
Address:             100 Broad Street              Vendor ID: D
City, State  Zip:    Columbus, OH 43271            Transit #: 4400003
State #:  391581   FFIEC 041
Cert #:   21377    Page RC-2

SCHEDULE RC--CONTINUED
                                                                                Dollar Amounts
                                                                                  in thousands     CO     BIL MIL THOU
                                                                                --------------   ------   ------------

LIABILITIES
13. Deposits:
    a. In domestic offices (sum of totals of columns A and C from Schedule RC-E)                   2200      2,450,819    13.a
       (1) Noninterest-bearing (1)..............................................6631 1,403,420                            13.a1
       (2) Interest-bearing.....................................................6636 1,047,399                            13.a2
    b. Not applicable
14. Federal funds purchased and securities sold under agreements to repurchase..                   2800              0      14
15. Trading Liabilities(from Schedule RC-D).....................................                   3548              0      15
16. Other borrowed money (includes mortgage indebtedness and
      obligations under capitalized leases) (from Schedule RC-M)................                   3190              0      16
17. Not applicable
18. Bank's liability on acceptances executed and outstanding....................                   2920              0      18
19. Subordinated notes and debentures (2).......................................                   3200              0      19
20. Other liabilities (from Schedule RC-G)......................................                   2930         82,625      20
21. Total liabilities (sum of items 13 through 20)..............................                   2948      2,533,444      21
22. Minority interest in consolidated subsidiaries..............................                   3000              0      22
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus...............................                   3838              0      23
24. Common stock................................................................                   3230            800      24
25. Surplus (exclude all surplus related to preferred stock)....................                   3839         45,157      25
26. a. Retained earnings........................................................                   3632        114,729    26.a
    b. Accumulated other comprehensive income (3)...............................                   B530              6    26.b
27. Other equity capital components (4).........................................                   A130              0      27
28. Total equity capital (sum of items 23 through 27)...........................                   3210        160,692      28
29. Total liabilities, minority interest, and equity
       capital (sum of items 21, 22, and 28)....................................                   3300      2,694,136      29

Memorandum
To be reported only with the March Report of Condition.

1.   Indicate in the box at the right the number of the statement below that
     best describes the most comprehensive level of auditing work performed                         CO         Number
     for the bank by independent external auditors as of any date during 2000...                   6724          n/a       M.1

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company
     (but not on the bank separately)
3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
4 = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)
5 = Review of the bank's financial statements by external auditors
6 = Compilation of the bank's financial statements by external auditors
7 =  Other audit procedures (excluding tax preparation work)
8 =  No external audit work

-------------------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2) Includes limited-life preferred stock and related surplus.
(3) Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains(losses) on cash flow hedges, and minimum pension liability adjustments.
(4) Includes treasury stock and unearned Employee Stock Ownership Plan shares.